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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts", and to the use of our report dated February 12, 2001, on ACM Income Fund, Inc. (formerly, ACM Government Income Fund), which is incorporated by reference, in this registration statement on Form N-2 of ACM Income Fund.

                                 /s/ ERNST & YOUNG LLP
                                 ---------------------------
                                     ERNST & YOUNG LLP

New York, New York
October 5, 2001



00250262.AA5